                                                                      EXHIBIT 23
                                                                      ----------



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



THE BOARD OF DIRECTORS AND STOCKHOLDERS
SAMSONITE CORPORATION:



We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 333-05467, 333-19281, and 333-20775) of Samsonite Corporation of our report dated March 18, 1997 relating to the consolidated balance sheets of Samsonite Corporation and subsidiaries as of January 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended January 31, 1997, which report appears in the January 31, 1997 Annual Report on Form 10-K of Samsonite Corporation.



                                                      KPMG PEAT MARWICK LLP

Denver, Colorado
April 10, 1997